Exhibit 99.1

Myers Industries Reports 2021 First Quarter Results

Sales increased 21% on an organic basis, 43% including Elkhart acquisition

May 6, 2021, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel, and under-vehicle service industry, today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

•	Net sales increased $52.2 million, or 42.7% to $174.4 million, including $27.1 million, or 22.2% from the Elkhart Plastics acquisition, compared with $122.3 million for the first quarter of 2020

•

Net income per diluted share was $0.20, compared with $0.47 for the first quarter of 2020, which included $0.24 from the sale of notes and release of lease guarantee liability related to the Company’s Lawn and Garden business sold in 2015

•	Adjusted earnings per diluted share was $0.22 in both the first quarter of 2021 and 2020

•	Cash flow from operations was $6.6 million and free cash flow was $1.4 million, compared with $5.0 million and $2.5 million, respectively, for the first quarter of 2020

•	Company announced two price increases during the first quarter in response to higher raw material costs

President and CEO, Mike McGaugh said, “Our strong start to 2021, combined with the successful implementation of two price increases, and a seamless onboarding of Elkhart Plastics, fortifies my optimism on our ability to create value for all of our stakeholders. The healthy demand across our core end-markets points to encouraging signs of a sustainable economic recovery. Strong demand was reflected as well in our recently acquired Elkhart Plastics business, which contributed $27 million to our top-line. I’m pleased with our team’s ability to quickly integrate the business, as well as with the progress we’re collectively realizing to identify both cost and growth synergies.”

“As a result of our growing confidence around the strength of the economic recovery and our business momentum, we are raising our sales guidance and expect to be at the higher end of our earnings guidance for 2021. We are mitigating the impact of elevated raw material costs and will be diligent in taking action to protect and ultimately expand our margins, as evidenced by the two price increases announced over the last few months.”

“I joined Myers just over a year ago and I’m extremely proud of the progress we’ve made in executing against our One Myers strategy. We’ve added new expertise and experience to our senior leadership team, optimized our corporate structure, and reinvested in our equipment and labor force to make Myers more efficient and more commercially focused. We also completed our first acquisition, which so far has exceeded our expectations and set the blueprint for future integrations. Our One Myers strategy has achieved early success and I look forward to updating our investors on our progress as we continue through 2021 and beyond. We’ve only just begun.”

First Quarter 2021 Financial Summary

	Quarter Ended March 31,
	2021	2020	% Inc (Dec)
	(Dollars in millions, except per share data)
Net sales	$174.4	$122.3	42.7%
Operating income	$10.9	$23.3	(53.4)%
Adjusted operating income	$11.9	$11.7	1.5%
Net income	$7.3	$16.7	(56.3)%
Adjusted net income	$8.0	$7.7	3.8%
Net income per diluted share	$0.20	$0.47	(57.4)%
Adjusted earnings per diluted share	$0.22	$0.22	0.0%

Net sales for the first quarter of 2021 were $174.4 million, an increase of $52.2 million, or 42.7%, compared with $122.3 million for the first quarter of 2020, driven by increases in both the Material Handling and Distribution Segments. Excluding the $27.1 million net sales impact from the Elkhart acquisition, organic net sales increased 20% due to higher volume/mix and 1% due to favorable pricing and foreign currency exchange.

Gross profit increased $7.9 million, or 18.7% to $50.4 million, primarily due to the increased contribution from sales volume and the Elkhart Plastics acquisition, which was partially offset by an unfavorable price to cost relationship, an unfavorable sales mix, and higher manufacturing costs during the quarter. Gross margin was 28.9% compared with 34.8% for the first quarter of 2020. Selling, general and administrative expenses increased $8.4 million, or 27.1% to $39.5 million, reflecting the Elkhart Plastics acquisition, higher incentive compensation costs, increased legal fees, and higher selling expenses. SG&A as a percentage of sales declined to 22.7% in the first quarter, compared with 25.5% in the same period last year. Net income per diluted share was $0.20, compared with $0.47 for the first quarter of 2020, which included $0.24 from the sale of notes and release of lease guarantee liability related to the Company’s Lawn and Garden business sold in 2015. Adjusted earnings per diluted share were $0.22, which was flat compared with the first quarter of 2020.

First Quarter 2021 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q1 2021 Results	$129.9	$16.9	$16.9	13.0%
Increase (decrease) vs prior year	54.5%	11.6%	11.6%	-500 bps

Net sales for the first quarter of 2021 were $129.9 million, an increase of $45.8 million, or 54.5%, compared with $84.1 million for the first quarter of 2020. The increase was primarily due to the incremental $27.1 million of sales from the Elkhart Plastics acquisition completed in late 2020 and higher organic volume/mix. Sales increased in the food and beverage, vehicle, consumer, and industrial end markets. Operating income increased 11.6% to $16.9 million, compared with $15.2 million in 2020. Contributions from the higher volume and Elkhart Plastics acquisition were partially offset by an unfavorable price to cost relationship, an unfavorable sales mix, higher manufacturing expenses, higher incentive compensation costs, and increased legal fees. The Material Handling Segment’s adjusted operating income margin was 13%, compared with 18% for the first quarter of 2020.

Distribution

	Net Sales	Op Income	Adj Op Income	Adj Op Income Margin
Q1 2021 Results	$44.6	$1.4	$2.0	4.4%
Increase (decrease) vs prior year	16.6%	(22.3)%	5.2%	-50 bps

Net sales for the first quarter of 2021 were $44.6 million, an increase of $6.4 million, or 16.6%, compared with $38.2 million for the first quarter of 2020, driven by higher volume/mix. Volume was up primarily due to increased sales of both supplies and equipment. Operating income decreased to $1.4 million, compared with $1.9 million in 2020. Adjusted operating income increased to $2.0 million, compared with $1.9 million in 2020. The increase in adjusted operating income was due primarily to the higher sales volume, partially offset by an unfavorable sales mix, an unfavorable price to cost relationship, and higher incentive compensation costs. The Distribution Segment’s adjusted operating income margin was 4.4%, compared with 4.9% for the first quarter of 2020.

2021 Outlook

The Company updated and raised its net sales outlook for fiscal 2021 and currently forecasts:

•	Net sales growth in the high 30% range, including impact of the Elkhart Plastics acquisition

•	Diluted EPS in the range of $0.87 to $1.02; adjusted diluted EPS in the range of $0.90 to $1.05

•	Capital expenditures to approximate $15 million

•	Effective tax rate to approximate 26%

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, May 6, 2021, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: http://www.directeventreg.com/registration/event/5283649. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 5283649.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross profit margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted income (loss) before taxes, adjusted net income, adjusted earnings per diluted share, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied.

Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; impacts of price increases, risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended
	March 31, 2021	March 31, 2020
Net sales	$174,429	$122,250
Cost of sales	124,016	79,767

Gross profit	50,413	42,483
Selling, general and administrative expenses	39,548	31,116
Gain on disposal of fixed assets	—	(7)
Gain on sale of notes receivable	—	(11,924)

Operating income (loss)	10,865	23,298
Interest expense, net	995	1,069

Income (loss) before income taxes	9,870	22,229
Income tax expense (benefit)	2,565	5,503

Net income (loss)	$7,305	$16,726

Net income (loss) per common share:
Basic	$0.20	$0.47
Diluted	$0.20	$0.47
Weighted average common shares outstanding:
Basic	35,993,331	35,723,979
Diluted	36,290,831	35,828,428

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31,
	2021	2020	% Change
Net sales
Material Handling	$129,893	$84,076	54.5%
Distribution	44,550	38,195	16.6%
Inter-company Sales	(14)	(21)	—

Total	$174,429	$122,250	42.7%

Operating income (loss)
Material Handling	$16,927	$15,167	11.6%
Distribution	1,438	1,850	(22.3)%
Corporate	(7,500)	6,281	—

Total	$10,865	$23,298	(53.4)%

Adjusted operating income (loss)
Material Handling	$16,927	$15,167	11.6%
Distribution	1,965	1,867	5.2%
Corporate	(7,038)	(5,359)	—

Total	$11,854	$11,675	1.5%

Adjusted operating income margin
Material Handling	13.0%	18.0%
Distribution	4.4%	4.9%
Corporate	n/a	n/a

Total	6.8%	9.6%

Adjusted EBITDA
Material Handling	$21,446	$20,197	6.2%
Distribution	2,508	2,463	1.8%
Corporate	(6,939)	(5,260)	—

Total	$17,015	$17,400	(2.2)%

Adjusted EBITDA margin
Material Handling	16.5%	24.0%
Distribution	5.6%	6.4%
Corporate	n/a	n/a

Total	9.8%	14.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended March 31, 2021
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$129,893	$44,550	$174,443	$(14)	$174,429
Gross profit					50,413
Gross margin					28.9%
Operating income (loss)	16,927	1,438	18,365	(7,500)	10,865
Add: Severance costs	—	527	527	318	845
Add: Elkhart acquisition and integration costs	—	—	—	144	144

Adjusted operating income (loss)	16,927	1,965	18,892	(7,038)	11,854
Adjusted operating income margin	13.0%	4.4%	10.8%	n/a	6.8%
Add: Depreciation and amortization	4,519	543	5,062	99	5,161

Adjusted EBITDA	$21,446	$2,508	$23,954	$(6,939)	$17,015
Adjusted EBITDA margin	16.5%	5.6%	13.7%	n/a	9.8%

	Quarter Ended March 31, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$84,076	$38,195	$122,271	$(21)	$122,250
Gross profit					42,483
Gross margin					34.8%
Operating income (loss)	15,167	1,850	17,017	6,281	23,298
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Tuffy acquisition costs	—	17	17	35	52
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)

Adjusted operating income (loss)	15,167	1,867	17,034	(5,359)	11,675
Adjusted operating income margin	18.0%	4.9%	13.9%	n/a	9.6%
Add: Depreciation and amortization	5,030	596	5,626	99	5,725

Adjusted EBITDA	$20,197	$2,463	$22,660	$(5,260)	$17,400
Adjusted EBITDA margin	24.0%	6.4%	18.5%	n/a	14.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended March 31,
	2021	2020
Operating income (loss)	$10,865	$23,298
Add: Severance costs	845	—
Add: Restructuring expenses and other adjustments	—	249
Add: Tuffy acquisition costs	—	52
Add: Elkhart acquisition and integration costs	144	—
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	(11,924)

Adjusted operating income (loss)	11,854	11,675
Less: Interest expense, net	(995)	(1,069)

Adjusted income (loss) before taxes	10,859	10,606
Less: Income tax expense(1)	(2,823)	(2,864)

Adjusted net income (loss)	$8,036	$7,742
Adjusted earnings per diluted share	$0.22	$0.22

(1)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2021 is 26% and in 2020 is 27%.
(2)	Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash	$16,666	$28,301
Accounts receivable, net	94,619	83,701
Income tax receivable	—	1,049
Inventories, net	69,848	65,919
Prepaid expenses and other current assets	9,614	4,760

Total Current Assets	190,747	183,730
Property, plant, & equipment, net	83,220	73,953
Right of use asset - operating leases	20,820	18,390
Deferred income taxes	84	84
Other assets	125,410	123,858

Total Assets	$420,281	$400,015

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$69,933	$61,150
Accrued expenses	39,001	36,744
Operating lease liability - short-term	4,269	4,359
Finance lease liability - short-term	487	—
Long-term debt - current portion	—	39,994

Total Current Liabilities	113,690	142,247
Long-term debt	70,928	37,582
Operating lease liability - long-term	16,300	13,755
Finance lease liability - long-term	9,812	—
Other liabilities	14,303	14,373
Deferred income taxes	995	2,958
Total Shareholders’ Equity	194,253	189,100

Total Liabilities & Shareholders’ Equity	$420,281	$400,015

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net income	$7,305	$16,726
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	3,966	3,553
Amortization	1,295	2,271
Non-cash stock-based compensation expense	1,153	653
Gain on disposal of fixed assets	—	(7)
Gain on sale of notes receivable	—	(11,924)
Other	(1,288)	241
Other long-term liabilities	8	(104)
Cash flows provided by (used for) working capital
Accounts receivable	(10,901)	(3,524)
Inventories	(3,861)	(5,209)
Prepaid expenses and other current assets	(4,854)	(218)
Accounts payable and accrued expenses	13,765	2,569

Net cash provided by (used for) operating activities	6,588	5,027

Cash Flows From Investing Activities
Capital expenditures	(5,238)	(2,490)
Acquisition of business	(1,223)	(691)
Proceeds from sale of notes receivable	—	1,200

Net cash provided by (used for) investing activities	(6,461)	(1,981)

Cash Flows From Financing Activities
Net borrowings from revolving credit facility	33,000	—
Repayments of long-term debt	(40,000)	—
Payments on finance lease	(40)	—
Cash dividends paid	(4,906)	(4,899)
Proceeds from issuance of common stock	1,900	125
Shares withheld for employee taxes on equity awards	(663)	(362)
Deferred financing fees	(1,095)	—

Net cash provided by (used for) financing activities	(11,804)	(5,136)

Foreign exchange rate effect on cash	42	(223)

Net decrease in cash	(11,635)	(2,313)
Cash at January 1	28,301	75,527

Cash at March 31	$16,666	$73,214

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	QTD	QTD
	March 31, 2021	March 31, 2020
Net cash provided by (used for) operating activities	$6,588	$5,027
Capital expenditures	(5,238)	(2,490)

Free cash flow	$1,350	$2,537

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED DILUTED EARNINGS PER SHARE

(UNAUDITED)

	Full Year 2021 Guidance
	Low	High
GAAP diluted net income per common share	$0.87	$1.02
Add: Restructuring expenses and other adjustments	0.02	0.02
Add: Acquisition and integration costs	0.01	0.01

Adjusted diluted earnings per share	$0.90	$1.05